
USA
NY
PA
CA
TX
Seneca Resources



Canada
Lake Ontario
NY
VT
MA
CT
UNION (DUKE)
TRANSCANADA PIPELINES LTD.
EMPIRE STATE PIPELINE
DOMINION TRANSMISSION INC.
Buffalo
Lake Erie
Erie
TENNESSEE GAS PIPELINE COMPANY
COLUMBIA GAS TRANSMISSION CORP.
PA
TEXAS EASTERN TRANSMISSION CORP.
NJ
TRANSCONTINENTAL GAS PIPE LINE CORP.
Storage Areas
System Pipelines


Canada
Lake Ontario
Lake Erie
NY
Erie
PA
Pittsburgh
Seneca Acreage
Sawmills


Canada
Lake Ontario
Lake Erie
NY
Buffalo
Erie
PA
Distribution Corporation Service Area


Canada
Lake Ontario
NY
Rochester
Syracuse
Buffalo
Lake Erie
Albany
Binghamton
Erie
PA
National Fuel
Resources
Marketing Area